UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2004

WQN, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-27751 (Commission File Number)	75-2838415 (I.R.S. Employer Identification Number)

14911 QUORUM DRIVE, SUITE 140 DALLAS, TEXAS Address of principal executive offices)		75254 (Zip code)

Registrant’s telephone number, including area code: (972) 361-1980

WorldQuest Networks, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
SIGNATURES

Item 8.01. Other Events.

     WQN, Inc. (the “Company”) has been informed that Eagle Venture Capital LLC, the Company’s largest stockholder, which is controlled by B. Michael Adler, the Company’s founder and Chief Executive Officer, has adopted a 10b5-1 stock trading plan as part of Eagle Venture’s long-term strategy for asset diversification and tax planning. Eagle Venture’s stock trading plan was adopted on December 16, 2004 in accordance with Rule 10b5-1 under the Securities Exchange Act of 1934 and the Company’s insider trading policy.

     Under the terms of Eagle Venture’s plan, sales can be made monthly (provided that certain limit order thresholds are met) from December 2004 through November 2005, but the plan may be amended or terminated prior to this date. The maximum number of shares that can be sold under the plan is 120,000.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WQN, INC.
Date: January 7, 2005	By:	/s/ Victor E. Grijalva
Victor E. Grijalva
Vice President, Chief Financial Officer, Secretary and Treasurer (Principal Financial and Accounting Officer)